Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of July 31, 2026, by and among CCH Holdings Ltd (the “Company”), and the Person identified on the signature pages hereto as the “Investor” (together with its respective successors and assigns, the “Investor”).

WHEREAS, the Company has agreed to provide certain registration rights to the Investor in order to induce the Investor to enter into that certain Securities Purchase Agreement by and among the Company and the Investor dated as of the date hereof (the “Purchase Agreement”).

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless the context otherwise requires, capitalized words and terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. Notwithstanding the foregoing, as used herein the capitalized words and terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified, or supplemented in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 (or successor statute).

“Excluded Forms” means Registration Statements under the Securities Act on Forms S-4 (or, if the Company is a foreign private issuer, Form F-4) and S-8 or any successors.

“Filing Date” has the meaning assigned to it in Section 3(a) of this Agreement.

“Investor” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Person” includes any natural person, corporation, trust, association, company, exempted company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality, or political subdivision.

“Purchase Agreement” has the meaning assigned to it in the Recitals of this Agreement.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Statement” means any registration statement filed by the Company on behalf of the Investor that covers the resale of Registrable Securities under the provisions of this Agreement.

“Registrable Securities” means the greater of (a) (i) the Common Stock to be acquired by the Investor pursuant to the Transaction Documents including the Pre-Delivery Shares (as may be adjusted from time-to-time pursuant to the Note) and Discount Shares and pursuant to the conversion or exercise of or other issuances of Common Stock pursuant to the Note and the Warrant (calculated using the applicable “Floor Price” then in effect as defined under the Note) and any other shares of Common Stock subsequently acquired by the Investor under any Transaction Documents, and (ii) any securities of the Company issued with respect to such Common Stock by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization, or other similar transaction, or (b) the highest Required Minimum determined between the applicable Closing Date and filing of the subject Registration Statement.

“Representatives” means all shareholders, officers, directors, members, managers, partners, employees and agents.

“Rule 144” has the meaning assigned to it in Section 7 of this Agreement.

“SEC” means the Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933 (or successor statute) and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” means all selling commissions, underwriting discounts, other fees paid by the Investor to a broker-dealer, finder’s fees, and stock transfer taxes applicable to the Registrable Securities contained in a Registration Statement for the benefit of the Investor.

2. Required Registration.

(a) Within 15 business days after the initial Closing, the Company shall file with the SEC a Registration Statement on Form F-3, or, if the Company is not then eligible to use Form F-3, on Form F-1, or any successor form covering the sale of all of the Registrable Securities.

(b) The Company shall fully comply with Section 4.18 of the Purchase Agreement.

3. Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a) prepare and file with the SEC within the timeframe specified in Section 2, a Registration Statement with respect to such Registrable Securities (the “Filing Date”), and use its best efforts to cause such Registration Statement to become effective within 45 days after the Filing Date if the Staff of the SEC indicates to the Company that such Registration Statement will be subject to a “limited” review, or use its best efforts to cause such Registration Statement to become effective within 60 days after the Filing Date if the Staff of the SEC indicates to the Company that such Registration Statement will be subject to a “full” review, and to remain effective until the earlier of (x) the sale or other disposition of all Registrable Securities covered by such Registration Statement has occurred during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement or (y) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect (the “Effectiveness Period”), provided that before filing a Registration Statement or any amendment or supplement thereto, the Company will, at least three Trading Days prior to making any such filing furnish to the Investor a copy of the Registration Statement, as amended if applicable and any response letter or other correspondence to the Staff of the SEC proposed to be filed or submitted, and provide each Investor with a reasonable opportunity to review and provide comments or input on such Registration Statement and response letter or other correspondence, and address such comments or input so received from each Investor in good faith, prior to filing or submitting such documents. Notwithstanding anything to the contrary set forth herein, the Investor shall have the opportunity to review and comment on any of the foregoing materials prior to filing or submission of such materials, any disclosure or communication with the SEC which directly relates to the Investor and the sale of Registrable Securities, and the Company shall consider such comments in good faith. Notwithstanding the above 45-day or 60-day periods, if the Staff of the SEC indicates to the Company that an applicable Registration Statement will not be reviewed, the Company shall promptly, but in no event later than two Trading Days thereafter, cause such Registration Statement to become effective;

(b) subject to complying with Section 3(a), prepare and file with the SEC such amendments to any such Registration Statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act during the Effectiveness Period;

(c) furnish to the Investor such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

(d) make such filings under the securities or blue sky laws of such states or commonwealths as the Investor may reasonably request to enable the Investor to consummate the sale;

(e) promptly notify the Investor at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Investor a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Company shall file a Form 6-K or amended prospectus or prospectus supplement within four Trading Days in order to permit the Holder to be able to sell the Registrable Securities, which shall prior to filing first be provided to the Investor with a reasonable opportunity to review and provide comments and input;

(f) otherwise comply with all applicable rules and regulations of the SEC and to perform its obligations hereunder;

(g) cause the Registrable Securities to continue to be listed on the Principal Market;

(h) provide a transfer agent for all Registrable Securities and promptly pay all fees and costs of the transfer agent;

(i) provide a CUSIP number for all Registrable Securities, in each case not later than the effective date of the applicable Registration Statement;

(j) notify the Investor of any stop order threatened or issued by the SEC and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered; and

(k) promptly email the Investor copies of all comment letters, response letters and other communications from and with the Staff of the SEC, file an amendment to a Registration Statement within five Trading Days, subject to extension upon consent of the Investor (which consent shall not be unreasonably withheld), after receipt of a comment letter or oral comments, and request acceleration of the effectiveness of the Registration Statement within two Trading Days after the Company or its counsel has been advised that the Staff of the SEC will not review or has no further comments thereon.

(l) after receipt of a comment letter or oral comments, and request acceleration of the effectiveness of the Registration Statement within two Trading Days after the Company or its counsel has been advised that the Staff of the SEC will not review such Registration Statement or has no further comments thereon, subject in each case to the Investor’s right to receive, review and provide comments and input on such documents or communications prior to their respective filing or submission, as applicable.

(m) For purposes of this Agreement, any requirement on the part of the Company to provide, furnish copies of, notify and give an opportunity to provide comments or input regarding the Registration Statement, amendments, supplements, correspondence or other documents and communications to or with the SEC relating to the Registration Statement or otherwise contemplated by this Agreement to an “Investor” shall be deemed to include the Investor’s legal counsel, in addition to the Investor itself.

A failure to comply with Sections 2, 3, or 4 of this Agreement and Section 4.18 of the Purchase Agreement shall be deemed to be an Event of Default under the Note.

4. Other Procedures.

(a) Subject to the remaining provisions of this Section 4 and the Company’s general obligations under Section 3, the Company shall be required to maintain the effectiveness of a Registration Statement during the Effectiveness Period.

(b) In consideration of the Company’s obligations under this Agreement, the Investor agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) herein, the Investor shall forthwith discontinue its sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e).

(c) The Company’s obligation to file any Registration Statement or amendment including a post-effective amendment, shall be subject to the Investor, as applicable, furnishing to the Company in writing such information and documents regarding the Investor and the distribution of the Investor’s Registrable Securities as may reasonably be required to be disclosed in the Registration Statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Company’s obligations are also subject to the Investor promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If the Investor fails to provide all of the information required by this Section 4(c) and the Company has provided the Investor written notice and five business days to cure such failure, the Company shall have no obligation to include its Registrable Securities in a Registration Statement or it may withdraw the Investor’s Registrable Securities from the Registration Statement without incurring any penalty or otherwise incurring liability to the Investor.

(d) If any such registration or comparable statement refers to the Investor by name or otherwise as a shareholder of the Company, but such reference to the Investor by name or otherwise is not required by the Securities Act or the rules thereunder, then the Investor shall have the right to require the deletion of the reference to the Investor, as may be applicable.

(e) If as result of an SEC Staff policy, rule, or regulation or for any other reason, the Company is unable to register all Registrable Securities in one Registration Statement, then upon the earlier of (i) 30 days (or such earlier time as is permitted by the Staff of the SEC or any rule of the SEC) after any Registration Statement filed pursuant to this Agreement is declared effective by the SEC, or (ii) when the registered but not issued Underlying Shares fall below 50% of the amount covered by the effective Resale Registration Statement(s), the Company shall file another Registration Statement including all of the remaining Registrable Securities of the Investor, in which event the conditions of this Agreement shall apply; provided, however, in no event shall the Company delay the effective date of any Registration Statement for more than two Trading Days after receipt of notice from the SEC Staff that it will either not review a Registration Statement or it has no further comments with respect to a Registration Statement.

(f) The Company shall not include any securities for any other shareholder in any registration statement other than Registrable Securities and other securities held by or issuable to the Investor in any Registration Statement.

(g) If the Company files a registration statement for a purpose other than registering the sale of Registrable Securities and a registration statement covering the sale of all Registrable Securities is not then in effect, provided, however, that this Section 4(g) shall not apply to any Registration Statement on Form S-8, the Company shall first offer to include all such uncovered Registrable Securities in such registration statement in accordance with this Section 4(g), which Registrable Securities shall have priority over all other securities to be registered thereunder. In such event, the Company shall provide the Investor at least 10 Trading Days’ prior written notice of the intended filing of such registration statement, and the Investor may elect to participate in such registration pursuant to this Section 4(g) at any time prior to the expiration of such 10 Trading Day period by giving written notice of such election to the Company. Notwithstanding the foregoing, nothing in this Section 4(g) shall operate or be interpreted or construed to limit or affect the Investor’s registration and other rights or the Company’s covenants and obligations set forth in the other provisions of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be construed to preclude the Company from filing a registration statement for a public offering of securities, subject to the provisions of this Section 4(g).

(h) Each Registration Statement shall contain (unless otherwise directed by the Investor) the “Plan of Distribution” section substantially in the form attached hereto as Annex A, and the “Selling Shareholder” section substantially in the form attached hereto as Annex B, in each such case with any changes required by the Securities Act or any SEC guidance or comments.

5. Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company. The Company shall also reimburse the Investor for $7,500 each for its legal fees in connection with the initial review of each Registration Statement and up to an additional $5,000 for each amendment thereto.

6. Indemnification.

(a) In the event of any registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall indemnify, defend and hold harmless the Investor, its Affiliates, and their respective Representatives, successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which the Investor, its Affiliates, and its respective Representatives, successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Company fails to defend the Investor, its Affiliates, and its respective Representatives, successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) the Investor, its Affiliates, and its respective Representatives, successors and assigns for any legal or any other reasonable and documented out-of-pocket expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Investor, its Affiliates, or its respective Representatives, successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) hereof in reliance upon and in conformity with written information furnished to the Company by the Investor, its Affiliates, or its respective Representatives, successors or assigns specifically for use in the preparation thereof.

(b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Investor shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such Registration Statement, the Company’s attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Investor specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the reasonable and documented fees and expenses of counsel (including local counsel, if applicable) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6. Provided, further, that in no event shall any indemnification by the Investor under this Section 6 exceed the net proceeds from the sale of Registrable Securities received by the Investor. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and each the Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and the Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no the Investor shall be required to contribute any amount in excess of the net proceeds to it of all Registrable Securities sold by it pursuant to such Registration Statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

7. Rule 144. As long as the Investor holds restricted securities (as that term is used in Rule 144) or has the right to acquire restricted Conversion Shares or restricted Warrant Shares, the Company covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) file in a timely manner the reports and other documents required to be filed under the Securities Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder, (iii) furnish to the Investor promptly upon request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act and its compliance with Section 4.3 of the Purchase Agreement, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other information as the Investor may reasonably request, and (iv) cooperate with the Investor and respond as promptly as possible to any requests from the Investor in connection with Rule 144 transfers of restricted securities, in each case to enable the Investor to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (collectively, “Rule 144”); provided, however, nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Company from consummating a transaction in which another entity acquires it through a merger or similar transaction, provided that in the event of a merger or similar transaction, the Company shall require the successor entity to assume the Company’s obligations as set forth in this Agreement.

8. Severability. In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, facsimile or “.pdf” signature.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11. Notices and Addresses. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement.

12. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

13. Entire Agreement; Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

14. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed in accordance with the governing law of the Purchase Agreement.

16. Amendments and Waivers. Any amendments to or waivers with respect to this Agreement shall be made in accordance with Section 5.5 of the Purchase Agreement.

17. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Company:

CCH Holdings Ltd

By:
Name:
Title:

Investor:

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Annex A

PLAN OF DISTRIBUTION

The Selling Shareholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of class A ordinary shares with par value of USD0.00001 per share of the Company (the “Class A Ordinary Shares”) or interests in shares of Class A Ordinary Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Ordinary Shares or interests in shares of Class A Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, shareholders or other equity holders of the Selling Shareholder;

●	ordinary brokerage transactions and transactions;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the Registration Statement of which this Prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Annex A-1

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Ordinary Shares owned by it and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of the Selling Shareholder, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, by amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus. The Selling Shareholder also may transfer the shares of Class A Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Shareholders for purposes of this Prospectus.

In connection with the sale of our Class A Ordinary Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of our Class A Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction, to the extent required).

The aggregate proceeds to the Selling Shareholder from the sale of the Class A Ordinary Shares offered by it will be the purchase price of the Class A Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Class A Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Shareholder shall not be deemed to be an underwriter solely as a result of its participation in this offering). Any discounts, commissions, concessions or profit it earns on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act (or an exemption therefrom).

To the extent required, the shares of our Class A Ordinary Shares to be sold, the names of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this Prospectus.

Annex A-2

Annex B

SELLING SHAREHOLDER

The Class A Ordinary Shares being offered by the Selling Shareholder are those previously issued to the Selling Shareholder, and those issuable to the Selling Shareholder, upon conversion of the Convertible Note. For additional information regarding the issuances of those shares of Class A Ordinary Shares and the Convertible Note, see “The Private Placement” above. We are registering the Class A Ordinary Shares in order to permit the Class A Ordinary Shares to offer the shares for resale from time to time. Except for the ownership of the securities and transactions relating thereto disclosed elsewhere in this prospectus, the Selling Shareholder not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the Class A Ordinary Shares by the Selling Shareholder. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder, based on its ownership of the Class A Ordinary Shares, as of [________], 2026, giving effect to beneficial ownership limitations.

The third column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholder.

In accordance with the terms of the Registration Rights Agreement with the Selling Shareholder, this prospectus generally covers the resale of the sum of (the maximum number of Class A Ordinary Shares issuable upon conversion of the Convertible Note, determined based on the Floor Price set forth therein, was fully converted, without regard to any limitations on the conversion thereof. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the Convertible Note and the Securities Purchase Agreement, the Selling Shareholder may not convert the Convertible Note to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of Class A Ordinary Shares which would exceed 9.99% of the total Class A Ordinary Shares issued and outstanding as of the date of conversion. The number of shares in the second column reflects these limitations. The Selling Shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution”.

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Offering	Percentage of Class A Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Class A Ordinary Shares Beneficially Owned After Offering

Annex B